Exhibit 4.19

SECOND Amendment to

Senior Bridge Loan Documents

This Second Amendment to Senior Bridge Loan Documents, (as hereinafter defined), is entered into effective as of the 26th day of September, 2016 (the “Second Amendment”).

Whereas, the undersigned lender parties (the “Senior Bridge Lenders”) loaned money to Titan CNG LLC (the “Borrower”) pursuant to those certain Subscription Agreements, Bridge Promissory Notes (“Bridge Notes”), Security Agreement, Personal Guaranties of Scott Honour and Kirk Honour, Pledge Agreements and Subordination Agreements from prior lenders, (as amended, collectively referred to as the “Senior Bridge Loan Documents”) all dated on or about February 29, 2016, except for those Senior Bridge Loan Documents entered into with Bonita Beach Blues, Inc., a Florida corporation (the “Emfield Lender”) which are dated on or about July 26, 2016; and

WHEREAS, on or about July 26, 2016, the parties entered into that certain First Amendment to Senior Bridge Loan Documents (the “First Amendment”) pursuant to which certain terms, conditions and covenants in the Senior Bridge Loan Documents were modified; and

Whereas, the parties desire to enter into this Second Amendment to modify certain terms, conditions, and covenants in the Senior Bridge Loan Documents.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Incorporation of Recitals.

The recitals set forth above are incorporated herein by this reference and made a part of this Second Amendment.

2.       Modification of Terms, Conditions and Covenants. All of the Senior Bridge Loan Documents are hereby amended to incorporate the following terms and conditions:

a.       The due date or maturity date of each Bridge Note is hereby amended to be January 31, 2017 (the “Stated Maturity Date”); provided, however, that if no default or event of default has occurred and is continuing the Borrower may, in the Borrower’s sole discretion upon providing written notice to the Senior Bridge Lenders, (i) extend the Stated Maturity Date to April 30, 2017 by paying each of the Senior Bridge Lenders a fee equal to 1% of the outstanding balance due on such lender’s Bridge Note; (ii) if the Stated Maturity Date was extended to April 30, 2017 as provided in the foregoing clause, subsequently extend the Stated Maturity Date to July 31, 2017 by paying each of the Senior Bridge Lenders an additional fee equal to 1% of the then-outstanding balance due on such lender’s Bridge Note; and (iii) if the Stated Maturity Date was extended to July 31, 2017 as provided in the foregoing clause, subsequently extend the Stated Maturity Date to October 31, 2017 by paying each of the Senior Bridge Lenders an additional fee equal to 1% of the then-outstanding balance due on such lender’s Bridge Note.

b.      Payments of monthly interest only will be made on the last business day of each calendar month beginning on September 30, 2016 until the Stated Maturity Date (as the same may be extended as provided above) at which time the entire balance due on the Bridge Notes shall be due and payable in full (unless previously converted).

3.       Additional Indebtedness. On the date hereof, Red Ocean Consulting, LLC is purchasing an additional Bridge Note in the principal amount of $150,000 and each of the parties hereto, along with each guarantor and subsidiaries of the Borrower agree it shall have the same rights, preferences and security of each other Bridge Note.

4.       Conversion. Section 2(g) of the First Amendment is hereby amended and restated in its entirety as follows:

g.       Each Senior Bridge Lender hereby acknowledges its intention to roll his, her or it Bridge Note into the PIPES Equity Financing that is being pursued by the Borrower upon the closing of such offering at a minimum closing level of $5,000,000, provided such financing has closed on or before the Stated Maturity Date, as the same may be extended pursuant to any agreement among the Senior Bridge Lenders and the Borrower. Notwithstanding the foregoing, Red Ocean Consulting, LLC shall have no obligation to convert any of its Bridge Notes into equity.

5.       Fees. Borrowers shall pay each Senior Bridge Lenders a fee on September 30, 2016 equal to 1% of the outstanding balance due on such lender’s Bridge Note in consideration for their agreement to entering into this Second Amendment. Borrower will reimburse the Senior Bridge Lenders for its reasonable legal fees incurred in connection with the transactions contemplated by this Second Amendment and the First Amendment

6.       Conflicts. In the event of a conflict in the term of any Senior Bridge Loan Document and this Second Amendment, the terms of this Second Amendment shall control.

7.       Other Terms and Conditions. Except to the extent amended herein, the terms and conditions of the Senior Bridge Loan Documents shall continue in full force and effect.

8.       Prior Events; Equity Issuances. Provided no default or event(s) of default shall occur (subject to any cure rights of the Borrower) after the date hereof, the Senior Bridge Lenders agree not to declare or attempt to enforce any rights with respect to any actual or alleged default or event of default which may have occurred prior to the date hereof; provided, however, that Borrower hereby agrees to nevertheless issue any equity interests in which the Borrower has agreed to issue prior to the date hereof to the Senior Bridge Lenders.

2

9.        Miscellaneous.

a.       This Second Amendment is the entire agreement of the parties with respect to the subject matter of this Second Amendment.

b.      No purported amendment, modification or waiver of any provision of this Second Amendment shall be binding unless set forth in a written document signed by Borrower and the Senior Bridge Lenders.

c.       This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

d.      Copies of this Second Amendment with signatures transmitted electronically (e.g., by facsimile or pdf) shall be deemed to be original signed versions of this Second Amendment.

e.       This Second Amendment will be governed by the laws of the state of Minnesota.

[Signature pages follow]

3

In witness whereof, the parties have executed this Second Amendment effective as of the day and year first above written.

BORROWER:

Titan CNG LLC

/s/ Kirk Honour
By: Kirk Honour
Its: President

ADDITIONAL BORROWERS:

The undersigned hereby reaffirm their obligations under the Security Agreements and Pledge Agreements, as well as any other documents executed by the undersigned in favor of the Senior Bridge lenders:

Titan Blaine, LLC

/s/ Kirk Honour
By: Kirk Honour
Its: President

Titan El Toro LLC

/s/ Kirk Honour
By: Kirk Honour
Its: President

Titan Diamond Bar LLC

/s/ Kirk Honour
By: Kirk Honour
Its: President

4

SENIOR Bridge Lenders:

Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended

/s/ Thomas J. Abood
Thomas J. Abood, its Trustee

/s/ James Jackson
James Jackson

/s/ David M. Leavenworth
David M. Leavenworth

Alpeter Family Limited Partnership

/s/ Steven Alpeter
By: Steven Alpeter
Its: Limited Partner

Bonita Beach Blues, Inc

/s/ Robert Emfield
By: Robert Emfield
Its:

Red Ocean Consulting, LLC

/s/ Brenton Hayden
By: Brenton Hayden
Its: Manager

5

The undersigned each hereby reaffirm their obligations under their respective Guaranties and agree that no changes herein shall affect their obligations thereunder:

/s/ Scott Honour
Scott Honour

/s/ Kirk Honour
Kirk Honour

 6